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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------
                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      September 25, 1998 (August 3, 1998)



                        ADVANCED GAMING TECHNOLOGY, INC.

               (Exact Name of Registrant as Specified in Charter)

                        P O BOX 46855 Las Vegas, NV 89114

                    (Address of Principal Executive Offices)

           Wyoming                  000-21991           98-0152226

(State of Other Jurisdiction       (Commission         (IRS Employer
      of Incorporation)            File Number)      Identification No.)

               Registrant's telephone number, including area code:
                                 (604) 689-8841



          (Former Name or Former Address, if Changed Since Last Report) 2482-650 West Georgia Street, P O Box 11610 Vancouver, BC Canada V6B 4N9


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Item 5.  Other Events

        (a) Daniel H Scott has been appointed Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Scott replaces Thomas Nieman, who resigned to pursue other opportunities.

        Mr. Scott is a fifteen-year veteran of the gaming industry in Las Vegas. He recently served two years as Senior Vice President and Chief Financial Officer for MGM Grand Hotel. He was also Vice President and Treasurer during a twelve-year tenure at Caesars Palace. During his career, Mr. Scott has been instrumental in the development and implementation of new technology in gaming. He is the inventor of record on several gaming patents and patent applications.

        (b) On August 26, 1998 the Company filed a petition for reorganization in Las Vegas pursuant to Chapter 11 of the U. S. Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada (Case number
BK-S-98-27620-RCJ and Case number BK-S-98-27619-RCJ).


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED GAMING TECHNOLOGY, INC.

By:  /s/Daniel H. Scott

Dated: September 25, 1998
       Daniel H. Scott
       President